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                        CONSENT OF INDEPENDENT AUDITORS

                                  Exhibit 23.1


We consent to the use of our report dated February 9, 1996, included in the Annual Report (Form 10-K/A) of Pacific Gulf Properties Inc. for the year ended December 31, 1995, with respect to the consolidated and combined financial statements and related financial statement schedule, as amended, included in this Form 10-K/A.

We also consent to the incorporation by reference in; (a) the Registration Statement (Form S-8, No. 33-73688) pertaining to the Pacific Gulf Properties Inc. Share Option Plan, and (b) the Registration Statement (Form S-3, No. 33-92082) pertaining to the Pacific Gulf Properties Inc. Dividend Reinvestment Plan, of our report dated February 9, 1996, included in the Annual Report (Form 10-K/A) of Pacific Gulf Properties Inc. for the year ended December 31, 1995, with respect to the consolidated and combined financial statements and related financial statement schedule, as amended, referred to above.


                                        Ernst & Young LLP


Newport Beach, California
May 20, 1996